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                                                                  Exhibit (a)(5)


                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                             PENOBSCOT SHOE COMPANY

                            AT $11.75 NET PER SHARE

                                       BY

                             PSC ACQUISITION CORP.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                       OF

                              RIEDMAN CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON NOVEMBER 9, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                October 12, 1999

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated October 12, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by PSC Acquisition Corp., a corporation organized and existing under the laws of the State of Maine ("Purchaser") and an indirect wholly-owned subsidiary of Riedman Corporation, a corporation organized and existing under the laws of the State of New York ("Parent"), to purchase all outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Penobscot Shoe Company, a corporation organized and existing under the laws of the State of Maine (the "Company"), at a price of $11.75 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is made in accordance with the Agreement and Plan of Merger, dated October 6, 1999 (the "Merger Agreement"), among Parent, Purchaser and the Company.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender, on your behalf, any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $11.75 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer.

          2.  The Offer is being made for all of the outstanding Shares.
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          3.  The Board of Directors of the Company has unanimously approved the
     Merger Agreement, the Offer and the Merger (as defined in the Offer to Purchase) and has determined that the Offer and the Merger are fair to and in the best interests of the Company's stockholders. The Board of Directors of the Company unanimously recommends that stockholders accept the Offer and tender their Shares in the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, Eastern Standard Time, on November 9, 1999, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn on or prior to the Expiration Date, at least 80% of the total issued and outstanding Shares (other than treasury shares) of the Company (the "Minimum Condition"). The Offer is also subject to certain other conditions contained in the Offer to Purchase. See the Introduction and Section 1 -- "Terms of the Offer; Expiration Date" and Section 13 -- "Certain Conditions of the Offer" of the Offer to Purchase.

          6. Pursuant to the terms of the Tender Agreements, dated October 6, 1999, among Parent, Purchaser and certain stockholders of the Company (collectively, the "Principal Stockholders"), the Principal Stockholders have, among other things, agreed to tender pursuant to the Offer all Shares owned by them. The tender of the Principal Stockholders' Shares will not be sufficient to satisfy the Minimum Condition.

          7. Tendering stockholders who have Shares registered in their own name and who tender directly to the Depository will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

          8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by EquiServe, L.P. (the "Depository") of (a) Share Certificates or, in the case of book-entry delivery of Shares, timely confirmation of the book-entry transfer of such Shares into the Depository's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 -- "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             PENOBSCOT SHOE COMPANY
                                       BY
                             PSC ACQUISITION CORP.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                              RIEDMAN CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer by PSC Acquisition Corp., a corporation organized and existing under the laws of the State of Maine and an indirect wholly-owned subsidiary of Riedman Corporation, a corporation organized and existing under the laws of the State of New York, to purchase all outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Penobscot Shoe Company, a corporation organized and existing under the laws of the State of Maine, at a price of $11.75 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:
--------------------------------
     Shares*

Dated:
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                                          SIGN HERE

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                                                SIGNATURE(S) OF HOLDER(S)

                                          Name(s) of Holder(s):

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                                                   PLEASE TYPE OR PRINT

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                                                       ADDRESS(ES)

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                                                       ZIP CODE(S)

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                                            AREA CODE AND TELEPHONE NUMBER(S)

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                                            TAXPAYER IDENTIFICATION OR SOCIAL
                                                    SECURITY NUMBER(S)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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